Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
SECOND QUARTER 2014 FINANCIAL RESULTS
Oak Brook, IL – August 4, 2014 – Retail Properties of America, Inc. (NYSE: RPAI or the “Company”) today reported financial and operating results for the quarter and six months ended June 30, 2014.
FINANCIAL RESULTS
For the quarter ended June 30, 2014, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $65.7 million, or $0.28 per share, compared to $60.6 million, or $0.26 per share, for the same period in 2013;

▪	Funds From Operations (FFO) of $63.8 million, or $0.27 per share, compared to $88.2 million, or $0.38 per share, for the same period in 2013;

▪	Net income attributable to common shareholders of $27.7 million, or $0.12 per share, compared to $13.6 million, or $0.06 per share, for the same period in 2013.
For the six months ended June 30, 2014, the Company reported:

▪	Operating FFO of $128.7 million, or $0.55 per share, compared to $112.8 million, or $0.49 per share, for the same period in 2013;

▪	FFO of $129.5 million, or $0.55 per share, compared to $131.4 million, or $0.57 per share, for the same period in 2013;

▪	Net income attributable to common shareholders of $39.4 million, or $0.17 per share, compared to $9.4 million, or $0.04 per share, for the same period in 2013.
OPERATING RESULTS
For the quarter ended June 30, 2014, the Company’s results for its consolidated portfolio were as follows:

▪
4.8% increase in total same store net operating income (NOI) over the comparable period in 2013, based on same store occupancy of 93.6% at June 30, 2014, up 30 basis points from 93.3% at March 31, 2014 and up 140 basis points from 92.2% at June 30, 2013;

▪	Total portfolio percent leased, including leases signed but not commenced: 94.8% at June 30, 2014, up 20 basis points from 94.6% at March 31, 2014 and up 140 basis points from 93.4% at June 30, 2013;

▪	Retail portfolio percent leased, including leases signed but not commenced: 94.5% at June 30, 2014, up 20 basis points from 94.3% at March 31, 2014 and up 150 basis points from 93.0% at June 30, 2013;

▪	958,000 square feet of retail leasing transactions, including the Company’s pro rata share of unconsolidated joint ventures, comprised of 180 new and renewal leases;

▪	Positive comparable cash leasing spreads, including the Company’s pro rata share of unconsolidated joint ventures, of 6.0%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

“With the closing of our inaugural private placement transaction, the acquisition of six high quality multi-tenant retail assets through the dissolution of our MS Inland joint venture, and another compelling quarter of operational and financial results, we continue to demonstrate a clear path toward sustainable growth,” stated Steve Grimes, president and chief executive officer. “Our strong start to 2014 has positioned us to be opportunistic as we execute on our remaining goals for the year.”
INVESTMENTS ACTIVITY
Joint Venture Transactions
During the quarter, the Company completed the dissolution of its MS Inland joint venture through the acquisition of its partner’s 80% ownership interest in the six properties owned by the joint venture. The properties had an agreed upon value of $292.5 million, with the Company’s partner’s 80% interest valued at $234.0 million. The Company paid total cash consideration of approximately $120.6 million before transaction costs and prorations and after assumption of the joint venture’s in-place mortgage financing on those properties of $141.7 million, as of the acquisition date, at a weighted average interest rate of 4.79%.
Property Transactions
During the quarter, the Company acquired an outparcel at one of its lifestyle centers, Southlake Town Square, for a gross purchase price of $6.4 million. The well-located, contemporary-style building was developed in 2013 and is occupied by Del Frisco’s Grille, a national upscale restaurant.
During the quarter, the Company sold three non-strategic assets for a gross sales price of $71.6 million. Subsequent to quarter end, the Company sold an additional non-strategic asset for a gross sales price of $14.1 million. Year-to-date, asset sales have totaled $95.0 million.
CAPITAL MARKETS ACTIVITY
During the quarter, the Company closed on its inaugural private placement unsecured notes offering to institutional investors by issuing $250 million of senior unsecured notes, consisting of $150 million of notes with a ten-year term, priced at a fixed interest rate of 4.58%, and $100 million of notes with a seven-year term, priced at a fixed interest rate of 4.12%, resulting in a weighted average fixed interest rate of 4.40%.
During the quarter, the Company repaid $34.9 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 6.54%. Subsequent to quarter end, the Company repaid an additional $76.8 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 5.85%.
As of June 30, 2014, the Company had $2.5 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 6.3x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.6x. Consolidated indebtedness, as of June 30, 2014, had a weighted average contractual interest rate of 5.01% and a weighted average maturity of 4.7 years.
GUIDANCE
The Company is increasing its 2014 Operating FFO guidance to a range of $1.04 to $1.07 per share from $0.99 to $1.03 per share. The Company is maintaining 2014 same store NOI growth guidance of 2.0% to 3.0%.

DIVIDEND
On July 29, 2014, the Company’s Board of Directors declared the third quarter 2014 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning July 1, 2014, which will be paid on September 30, 2014, to preferred shareholders of record on September 19, 2014.
On July 29, 2014, the Company’s Board of Directors also declared the third quarter 2014 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock. The common dividend will be paid on October 10, 2014, to Class A common shareholders of record on September 26, 2014.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will host a webcast on Tuesday, August 5, 2014, at 11:00 AM (EDT), to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online in the Investor Relations section of the Company’s website at www.rpai.com. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international callers. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EDT) on August 5, 2014, until midnight (EDT) on August 19, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13585517.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of June 30, 2014, the Company owned 224 retail operating properties representing 31.8 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-strategic and non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
The Company also reports Operating FFO, which is defined as FFO excluding the impact of discrete non-operating transactions and other events which management does not consider representative of the comparable operating results of the Company's core business platform, its real estate operating portfolio. Specific examples include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from our calculation of FFO. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Same Store NOI. The Company defines Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Same Store NOI represents NOI from our same store portfolio consisting of 218 operating properties acquired or placed in service prior to January 1, 2013, except for the one property that was classified as held for sale as of June 30, 2014. NOI from Other Investment Properties represents NOI primarily from properties acquired in 2013 and 2014, our development properties, an anticipated redevelopment property, the investment properties that were sold or held for sale in 2014 that did not qualify for discontinued operations treatment, and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that Same Store NOI and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	June 30, 2014	December 31, 2013
Assets
Investment properties:
Land	$1,261,506	$1,174,065
Building and other improvements	4,719,961	4,586,657
Developments in progress	42,025	43,796
	6,023,492	5,804,518
Less accumulated depreciation	(1,390,184)	(1,330,474)
Net investment properties	4,633,308	4,474,044

Cash and cash equivalents	58,568	58,190
Investment in unconsolidated joint ventures (a)	7,319	15,776
Accounts and notes receivable (net of allowances of $7,456 and $8,197, respectively)	79,857	80,818
Acquired lease intangible assets, net	142,150	129,561
Assets associated with investment properties held for sale	16,809	8,616
Other assets, net	106,352	110,571
Total assets	$5,044,363	$4,877,576

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $5,480 and $1,175, respectively, and unamortized discount of $(725) and $(981), respectively)	$1,736,668	$1,684,633
Unsecured notes payable	250,000	—
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	55,000	165,000
Accounts payable and accrued expenses	50,968	54,457
Distributions payable	39,187	39,138
Acquired lease intangible liabilities, net	107,827	91,881
Liabilities associated with investment properties held for sale	15,167	6,603
Other liabilities	68,361	77,030
Total liabilities	2,773,178	2,568,742

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at June 30, 2014 and December 31, 2013; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,600 and 236,302 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	237	236
Additional paid-in capital	4,921,060	4,919,633
Accumulated distributions in excess of earnings	(2,650,718)	(2,611,796)
Accumulated other comprehensive loss	(893)	(738)
Total shareholders' equity	2,269,691	2,307,340
Noncontrolling interests	1,494	1,494
Total equity	2,271,185	2,308,834
Total liabilities and equity	$5,044,363	$4,877,576

(a)	As of June 30, 2014, balance represents our investment in Oak Property and Casualty, our captive insurance plan, which is not an investment property unconsolidated joint venture.

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Rental income	$117,279	$106,096	$234,407	$212,391
Tenant recovery income	27,108	23,856	56,856	47,178
Other property income	1,919	2,368	3,831	4,812
Total revenues	146,306	132,320	295,094	264,381

Expenses:
Property operating expenses	22,142	21,656	48,668	44,239
Real estate taxes	19,067	16,819	37,481	33,630
Depreciation and amortization	54,094	59,596	107,690	110,604
Provision for impairment of investment properties	5,400	—	5,794	—
Loss on lease terminations	827	381	658	592
General and administrative expenses	7,362	8,288	15,812	16,343
Total expenses	108,892	106,740	216,103	205,408

Operating income	37,414	25,580	78,991	58,973

Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in loss of unconsolidated joint ventures, net (a)	(433)	(461)	(1,211)	(862)
Gain on change in control of investment properties	24,158	—	24,158	—
Interest expense	(31,873)	(34,575)	(63,736)	(80,272)
Other income, net	250	2,085	677	3,161
Income (loss) from continuing operations	29,516	(7,371)	43,137	(19,000)

Discontinued operations:
Income (loss), net	—	22,928	(148)	23,504
Gain on sales of investment properties	—	21	655	4,930
Income from discontinued operations	—	22,949	507	28,434
Gain on sales of investment properties	527	393	527	4,657
Net income	30,043	15,971	44,171	14,091
Net income attributable to the Company	30,043	15,971	44,171	14,091
Preferred stock dividends	(2,363)	(2,363)	(4,725)	(4,725)
Net income attributable to common shareholders	$27,680	$13,608	$39,446	$9,366

Earnings (loss) per common share - basic and diluted
Continuing operations	$0.12	$(0.04)	$0.17	$(0.08)
Discontinued operations	—	0.10	—	0.12
Net income per common share attributable to common shareholders	$0.12	$0.06	$0.17	$0.04

Weighted average number of common shares outstanding - basic	236,176	233,624	236,164	232,117

Weighted average number of common shares outstanding - diluted	236,179	233,624	236,166	232,117

(a)
Reported amounts include our (loss) income attributable to our ownership interests in our Oak Property and Casualty, MS Inland, RioCan and Hampton unconsolidated joint ventures. Except for Oak Property and Casualty, which is not an investment property unconsolidated joint venture, all of our unconsolidated joint venture arrangements were dissolved prior to June 30, 2014.

Retail Properties of America, Inc.
Funds From Operations (FFO) and Operating FFO (a)
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income attributable to common shareholders	$27,680	$13,608	$39,446	$9,366
Depreciation and amortization	55,357	65,753	109,600	123,125
Provision for impairment of investment properties	5,400	9,238	5,794	9,462
Gain on sales of investment properties (b)	(24,685)	(414)	(25,340)	(10,564)
FFO	$63,752	$88,185	$129,500	$131,389

FFO per common share outstanding	$0.27	$0.38	$0.55	$0.57

FFO	$63,752	$88,185	$129,500	$131,389
Impact on earnings from the early extinguishment of debt, net	1,951	(26,483)	3,631	(19,150)
Joint venture investment impairment	—	134	—	1,834
Provision for hedge ineffectiveness	—	(1,085)	(13)	(932)
Gain on extinguishment of other liabilities	—	—	(4,258)	—
Other	(11)	(150)	(126)	(350)
Operating FFO	$65,692	$60,601	$128,734	$112,791

Operating FFO per common share outstanding	$0.28	$0.26	$0.55	$0.49

(a)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(b)
Includes the gain on change in control of investment properties of $24,158 recognized pursuant to the dissolution of our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture on June 5, 2014.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating revenues:
Same store investment properties (218 properties):
Rental income	$104,686	$101,619	$208,724	$203,882
Tenant recovery income	23,702	22,677	49,471	44,644
Other property income	1,713	1,650	3,348	3,403
Other investment properties:
Rental income	11,401	4,562	22,597	9,112
Tenant recovery income	3,406	1,179	7,385	2,534
Other property income	203	32	350	84
Operating expenses:
Same store investment properties (218 properties):
Property operating expenses	(18,359)	(19,359)	(40,005)	(39,742)
Real estate taxes	(16,794)	(15,962)	(32,891)	(31,851)
Other investment properties:
Property operating expenses	(2,992)	(1,352)	(6,965)	(2,778)
Real estate taxes	(2,273)	(857)	(4,590)	(1,779)

Net operating income from continuing operations:
Same store investment properties	94,948	90,625	188,647	180,336
Other investment properties	9,745	3,564	18,777	7,173
Total net operating income from continuing operations	104,693	94,189	207,424	187,509

Other income (expense):
Straight-line rental income, net	1,161	(222)	3,104	(928)
Amortization of acquired above and below market lease intangibles, net	230	172	339	389
Amortization of lease inducements	(199)	(35)	(357)	(64)
Lease termination fees	28	501	133	1,140
Straight-line ground rent expense	(956)	(760)	(1,978)	(1,534)
Amortization of acquired ground lease intangible liability	140	—	280	—
Depreciation and amortization	(54,094)	(59,596)	(107,690)	(110,604)
Provision for impairment of investment properties	(5,400)	—	(5,794)	—
Loss on lease terminations	(827)	(381)	(658)	(592)
General and administrative expenses	(7,362)	(8,288)	(15,812)	(16,343)
Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in loss of unconsolidated joint ventures, net	(433)	(461)	(1,211)	(862)
Gain on change in control of investment properties	24,158	—	24,158	—
Interest expense	(31,873)	(34,575)	(63,736)	(80,272)
Other income, net	250	2,085	677	3,161
Total other expense	(75,177)	(101,560)	(164,287)	(206,509)

Income (loss) from continuing operations	29,516	(7,371)	43,137	(19,000)

Discontinued operations:
Income (loss), net	—	22,928	(148)	23,504
Gain on sales of investment properties	—	21	655	4,930
Income from discontinued operations	—	22,949	507	28,434
Gain on sales of investment properties	527	393	527	4,657
Net income	30,043	15,971	44,171	14,091
Net income attributable to the Company	30,043	15,971	44,171	14,091
Preferred stock dividends	(2,363)	(2,363)	(4,725)	(4,725)
Net income attributable to common shareholders	$27,680	$13,608	$39,446	$9,366

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except ratios and per share amounts)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	June 30, 2014	December 31, 2013

Net income attributable to common shareholders	$27,680	$34,724
Preferred stock dividends	2,363	2,363
Interest expense	31,873	34,440
Interest expense (discontinued operations)	—	364
Depreciation and amortization	54,094	58,155
Depreciation and amortization (discontinued operations)	—	1,244
Gain on sales of investment properties	(527)	—
Gain on sales of investment properties (discontinued operations)	—	(34,644)
Gain on sale of joint venture interest	—	(17,499)
Gain on change in control of investment properties	(24,158)	(5,435)
Gain on extinguishment of other liabilities (discontinued operations)	—	(3,511)
Loss on lease terminations (a)	967	1,979
Provision for impairment of investment properties	5,400	32,303
Provision for impairment of investment properties (discontinued operations)	—	590
Adjusted EBITDA	$97,692	$105,073
Annualized	$390,768	$420,292

Reconciliation of Debt to Total Net Debt and Net Debt and Preferred Stock

	June 30, 2014	December 31, 2013

Total consolidated debt	$2,506,143	$2,306,068
Less: consolidated cash and cash equivalents	(58,568)	(58,190)
Total net debt	$2,447,575	$2,247,878
Preferred stock	135,000	135,000
Net debt and preferred stock	$2,582,575	$2,382,878
Net Debt to Adjusted EBITDA (b)	6.3x	5.3x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	6.6x	5.7x

FFO and Operating FFO Guidance (c)

	Per Share Guidance Range Full Year 2014
	Low	High

Net income attributable to common shareholders	$0.34	$0.37
Depreciation and amortization	0.92	0.92
Provision for impairment of investment properties	0.02	0.02
Gain on sales of investment properties (d)	(0.26)	(0.26)
FFO	$1.02	$1.05

Impact on earnings from the early extinguishment of debt, net	0.04	0.04
Provision for hedge ineffectiveness	—	—
Gain on extinguishment of other liabilities	(0.02)	(0.02)
Other	—	—
Operating FFO	$1.04	$1.07

(a)
Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in "Loss on lease terminations" in the condensed consolidated statements of operations.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.

(c)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(d)
Includes the gain on change in control of investment properties of $0.10 recognized pursuant to the dissolution of our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture on June 5, 2014.